CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated July 6, 2001, which is incorporated by reference, in this Registration Statement (Form N-1A No. 2-40341) of The Dreyfus Premier Third Century Fund, Inc.






                                        ERNST & YOUNG LLP


New York, New York
September 25, 2001